Exhibit 99.1

ADAPTIVE MEDIA, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders

Adaptive Media, Inc.

Irvine, California

We have audited the accompanying balance sheet of Adaptive Media, Inc. as of December 31, 2012 and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from May 14, 2012 (inception) to December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Adaptive Media, Inc. as of December 31, 2012, and the results of its operations and its cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses from operations since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
September 16, 2013

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ADAPTIVE MEDIA, INC.

BALANCE SHEET

December 31, 2012
ASSETS

Current assets
Cash	$27,611
Accounts receivable, net	102,525

Total current assets	130,136

Total assets	$130,136

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$115,624
Advances from related party	7,500

Total current liabilities	123,124

Commitments and contingencies

Stockholders' equity
Common stock, no par value, 10,000 shares authorized; 10,000 shares issued and outstanding	20,000
Accumulated deficit	(12,988)

Total stockholders' equity	7,012

Total liabilities and stockholders' equity	$130,136

See accompanying notes to financial statements.

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ADAPTIVE MEDIA, INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD MAY 14, 2012 (INCEPTION) TO DECEMBER 31, 2012

Revenue	$143,353

Cost of revenue	134,823

Gross profit	8,530

Operating expenses
Bad debt expense	5,212
General and administrative expenses	16,306
Total operating expenses	21,518

Net loss	$(12,988)

Loss per common shares - basic and diluted	$(1.29)

Weighted average common shares outstanding - basic and diluted	10,000

See accompanying notes to financial statements.

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ADAPTIVE MEDIA, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE PERIOD MAY 14, 2012 (INCEPTION) TO DECEMBER 31, 2012

	Common Stock		Accumulated	Stockholders'
	Shares	Amount	Deficit	Equity

Balance, May 14, 2012	-	$-	$-	$-

Issuance of common stock for cash	10,000	20,000	-	20,000

Net loss	-	-	(12,988)	(12,988)

Balance, December 31, 2012	10,000	$20,000	$(12,988)	$7,012

See accompanying notes to financial statements.

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ADAPTIVE MEDIA, INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD MAY 14, 2012 (INCEPTION) TO DECEMBER 31, 2012

Cash flows from operating activities:
Net loss	$(12,988)
Adjustments to reconcile net loss to net cash provided by operating activities:
Bad debt expense	5,212
Change in operating assets and liabilities:
Accounts receivable	(107,737)
Accounts payable	115,624
Net cash provided by operating activities	111

Cash flows from financing activities:
Proceeds from the issuance of common stock	20,000
Advances from related party	7,500
Net cash provided by financing activities	27,500

Net change in cash	27,611

Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	$27,611

Supplemental disclosure of cash flow information:
Income taxes paid	$-
Interest paid	$-

See accompanying notes to financial statements.

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ADAPTIVE MEDIA, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

NOTE 1. SUMMARY OF SIGNIFICANTACCOUNTING POLICIES AND BASIS OF PRESENTATION

Nature of Business

Adaptive Media, Inc. (the “Company”) was incorporated under the laws of the State of Oregon on May 14, 2012.

Adaptive Media is a multi-channel audience and content monetization company working with website owners, app developers and video content publishers to better optimize the serving of content and ads together. The Company serves as the foundation for content developers looking to engage brand advertisers through integrated, engaging and impactful ads across its content on multiple devices. Adaptive Media's multi-channel ad delivery and content platform delivers relevant and timely-placed advertising that meets the needs of its publishers' audiences without interrupting their users' experiences.

The Company is an exclusive Supply-Side Platform (“SSP”) for publishers and content developers which work with publishers to syndicate their video content across multiple platforms and channels and monetize their ad placements through online, mobile and video demand. The Company’s video content library includes 25,000 plus videos which are bundled in its video player with advertisements to provide publishers with revenue stream. The video content is developed with high-production values and syndicated on television affiliates. The Company’s monthly reach across the Company’s clients' sites is 20+ million unique users and growing in the fashion, entertainment and retail verticals.

Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. The financial statements and notes are the representation of management. These policies conform to accounting principles generally accepted in the United States of America and have been consistently applied. The Company’s year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company maintains cash balances in a non-interest bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

Accounts Receivable

Accounts receivable consist primarily of trade receivables, net of a valuation allowance for doubtful accounts.

Allowance for Doubtful Accounts

The Company extends credit to customers and other parties in the normal course of business. The Company regularly reviews outstanding receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established reserves, the Company makes judgments regarding its customers' ability to make required payments, economic events and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. When the Company determines that a customer may not be able to make required payments, the Company increases the allowance through a charge to income in the period in which that determination is made. During the period ended December 31, 2012, accounts receivable balances totaling $5,212 were written off against the allowance as bad debt expense. As of December 31, 2012, the Company had an allowance for doubtful accounts of $0.

Net Loss per Share Calculation

Basic net loss per common share ("EPS") is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding for the period.   Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued.

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Revenue Recognition

The Company recognizes revenue when four basic criteria have been met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured. Cost of products sold consists of the cost of the purchased goods and labor related to the corresponding sales transaction. When a right of return exists, the Company defers revenues until the right of return expires. The Company recognizes revenue from services at the time the services are completed.

Fair Value of Financial Instruments

The Company has adopted the framework for measuring fair value that establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and lowest priority to unobservable inputs (Level 3 measurements).

The three levels of inputs that may be used to measure fair value are as follows:

•	Level 1: Quoted prices (unadjusted) or identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date;

•	Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data; and

•	Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions that market participants would use in pricing an asset or liability.

Cash and cash equivalents, other current assets, accounts payable and other accrued liabilities are reflected in the balance sheet at their estimated fair values primarily due to their short-term nature.

Income Taxes

The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement.

Uncertain Tax Positions

The Company evaluates tax positions in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more-likely-than-not recognition threshold it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The Company classifies gross interest and penalties and unrecognized tax benefits that are not expected to result in payment or receipt of cash within one year as long term liabilities in the financial statements.

Subsequent Events

The Company has evaluated all transactions from December 31, 2012 through the financial statement issuance date for subsequent event disclosure consideration.

Recently Issued Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our consolidated financial position, operations or cash flows.

NOTE 2. GOING CONCERN

As of December 31, 2012, the Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of assets or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern. For the period May 14, 2012 (inception) through December 31, 2012, the Company reported net loss of $12,988 and has $27,611 cash in the bank.

In response to these factors, management intends to take on the following actions:

•	Seek additional funding from private placement and public offerings and
•	Increase revenues from its Supply-Side Platform through aggressive expansion of business development partnerships and sales efforts

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NOTE 3. COMMITMENTS & CONTINGENCIES

As of December 31, 2012, the Company maintains office space in Mission Viejo, California with the Company’s majority shareholder.  For the period from May 14, 2012 (inception) through December 31, 2012 rent expense was $3,400.

NOTE 4.  STOCKHOLDERS’ EQUITY

As of December 31, 2012, the authorized common stock of the Company consists of 10,000 shares of common stock with a no par value. In June of 2012, the Company sold 10,000 shares of common stock for $20,000 in cash.

NOTE 5. INCOME TAXES

As of December 31, 2012, the Company had a federal net operating loss carryforward of approximately $13,000, which expires in 2032. This carryforward may be limited in the future upon change(s) in control of the Company in accordance with the provisions under Internal Revenue Code Section 381.

In assessing the recovery of the deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. As of December 31, 2012, the Company determined it was more likely than not the deferred tax assets would not be realized and recorded a full valuation allowance.

The following table reconciles the Provision (Benefit) for Taxes to the U.S. Federal Statutory Tax rates:

Year Ended December 31, 2012

Statutory U.S. Federal Income Tax Rate	35%
State Income Taxes	5%
Change in Valuation Allowance	(40)%
Effective Income Tax Rate	0%

NOTE 6. RELATED PARTY TRANSACTIONS

As of December 31, 2012, the Company had $7,500 due to a related party for advances received to pay operating expenses.

NOTE 7. SUBSEQUENT EVENTS

On July 1, 2013, Mimvi, Inc. entered into an Agreement and Plan of Merger whereby its wholly owned subsidiary, Adaptive Media Acquisition Co., Inc., an Oregon corporation, merged with and into the Company. On July 1, 2013, the parties executed all documents and filed the Plan of Merger with the Oregon Secretary of State. Upon consummation of the merger, the Adaptive Media shareholders were issued 33,500,000 shares of common stock, par value $0.001 per share, of Mimvi, constituting approximately 29.9% of the outstanding stock of Mimvi. Mimvi shareholders retained 70.1% of the Company. Specifically, each Adaptive Media share was converted into the right to receive 3,350 shares of Mimvi Common Stock. In addition, Mimvi entered into a Put Agreement with the Adaptive Media shareholders granting them the right to require Mimvi to purchase from them up to their pro rata portion of 5,500,000 shares at $0.0909 per share, subject to certain limitations. The merger caused Adaptive Media to become a wholly owned subsidiary of Mimvi.

On August 30, 2013, the Company received 503,089 common shares of Ember, Inc. as payment for services and settlement of advances totaling $13,773 made to Ember, Inc. during the six months ended June 30, 2013.

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